Exhibit 5.2

Linklaters LLP
1290 Avenue of the Americas
New York, NY 10104
Telephone (1) 212 903 9000
Facsimile (1) 212 903 9100

NWTN Inc. 3-212 Governors Square, 23 Lime Tree Bay Avenue P.O. Box 30746, Seven Mile Beach Grand Cayman KY1-1203, Cayman Islands

NWTN Inc. – Warrants	October 14, 2022

Ladies and Gentlemen:

1	We have acted as special New York counsel to Iconiq Holding Limited (“Iconiq”), an exempted company incorporated with limited liability in the Cayman Islands, in connection with the filing by NWTN Inc. (the “Company” or “you”), an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Iconiq, with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-4 (File No. 333-266322) (as amended, the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Act”), inter alia, warrants to be issued under and subject to the terms and conditions of the Warrant Agreement (as such term is defined below) (the warrant certificates (the “Warrant Certificate”) of which shall be in the form filed as Exhibit 4.5 to the Registration Statement by the Company with the Commission on September 28, 2022) (the “Warrants”) to purchase Class B ordinary shares of the Company, par value US$0.0001 per share (the “Ordinary Shares”), to be issued by the Company.

2	This opinion is limited to the laws of the State of New York, and we express no opinion as to the effect of the federal laws of the United States, the laws of any other State of the United States or the laws of any other jurisdiction.

3	We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including the opinion of Ogier filed by the Company with the Commission on the date hereof regarding, inter alia, the corporate status, power and authorization of the Company and the issuance of certain shares by the Company as contemplated in the Registration Statement. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

4	In rendering the following opinion, we have assumed and relied upon the following, which we have not independently verified:

4.1	We have assumed that (i) prior to the date that any Warrants are issued by the Company, the Company will have entered into a warrant agreement on the substantially same terms as the warrant agreement, dated as of February 19, 2020 (the “East Stone Warrant Agreement”), by and between East Stone Acquisition Corporation (“East Stone”) and Continental Stock Transfer & Trust Company (“Continental”) as warrant agent, in the form as filed as Exhibit 4.1 to Form 8-K by East Stone with the Commission on February 25, 2020 and as Exhibit 4.6 to the Registration Statement (the “Warrant Agreement”), and the Warrant Certificates, and (ii) the terms of the Warrants and of their issuance and delivery are set out solely in the Warrant Agreement and the Warrant Certificates.

4.2	We have assumed that each of the parties to the Warrant Agreement and the Warrant Certificates has the power to execute and deliver the Warrant Agreement and/or the Warrant Certificates, as applicable, to issue the Warrants, and to perform its obligations under the Warrant Agreement, the Warrant Certificates and the Warrants, and that prior to the issuance of the Warrants, the Warrant Agreement and the Warrant Certificates will be duly and validly authorized, executed and delivered under the laws of the state of New York, the Cayman Islands and the jurisdiction of incorporation of each party thereto, and that the signatures on all documents examined by us are genuine.

5	Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when the Warrants are issued and delivered as contemplated by the Registration Statement, the Business Combination Agreement (as such term is defined in the Registration Statement), and under and in accordance with the Warrant Agreement and the Warrant Certificates, the Warrants will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6	We note that the designation in the Warrant Agreement of the courts of the State of New York or the United States District Court for the Southern District of New York as venues for proceedings relating to the Warrant Agreement. We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under Section 1332 of Title 28 of the United States Code does not exist.

7	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Yours faithfully,

/s/ Linklaters LLP

Linklaters LLP